SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 2, 2001


                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)


                    51 James Way, Eatontown, New Jersey    07724
               (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (732) 542-2800


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          (Former name or former address, if changed since last report)

                        Item 9. Regulation FD Disclosure

     On June 15, 2001, Wright Medical Technology, Inc., one of our competitors, filed an action against us in Federal Court in New Jersey for alleged false advertising involving two letters which we circulated to medical professionals in acute care hospitals on May 24 and June 4, 2001, respectively, concerning a Warning Letter that the FDA sent to Wright Medical on April 11, 2001 regarding its product, Allomatrix(TM). On July 2, 2001, the Court issued a preliminary injunction prohibiting us from further circulation of the May 24 letter and requiring us to circulate a corrective notice to all those who received the May 24 letter. The letter which we sent out on July 10, 2001 in response to the Court order reads as follows:

     On July 2, 2001 The United States District Court For the District of New Jersey issued an order directing Osteotech to communicate to you the following statement:

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        "CLARIFICATION OF PRESS RELEASE BY OSTEOTECH REGARDING ALLOMATRIX

          On May 24, 2001, Osteotech, Inc. forwarded a letter to you containing statements which may have been misleading concerning Wright Medical Technology, Inc.'s product ALLOMATRIX(TM)
     Injectable Putty and our own Grafton(R) DBM product.

          We wish to clarify that FDA has not reviewed our own
     Grafton(R) DBM product for the purpose of determining whether it is safe and thereby legally marketed. Our product is regulated by the Center of Biologics Evaluation and Research and is, therefore, not subject to pre-market clearance requirements of the FDA.

          Furthermore, the FDA's warning letter to ALLOMATRIX(TM), dated April 11, 2001, is "informal and advisory" according to the FDA Regulatory Procedures Manual (August 1997)."

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     Osteotech firmly believes that Grafton(R) Demineralized Bone Matrix (DBM)
is safe and has been reviewed and determined by the FDA to be a legally marketed-issue. You are, of course, invited to visit our web site at http://www.osteotech.com/bgp/clin1.htm for a list of relevant materials concerning the safety of Grafton(R) DBM and we would be pleased to answer any inquiries concerning Grafton(R) DBM.

     Since this matter continues to be litigated in the courts, Osteotech will not respond to questions regarding Wright Medical Technology, Inc.'s ALLOMATRIX(TM) Injectable Putty. In the meantime, we will vigorously defend the litigation with Wright Technology, Inc.

     In the same order, the Court made no adverse findings as to our June 4 mailing in which we stated that "the FDA reviewed extensive data concerning the biocompatibility, safety and performance of Grafton(R) DBM and determined it to be a legally marketed" and "Grafton(R) DBM was reviewed and determined by the FDA to be legally marketed tissue. Grafton(R) DBM... has been used safely for 10 years in more than 400,000 surgical procedures."

     Certain statements made herein contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide-range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2000 and the Form 10-Q for each of the first quarter of 2001 filed with the Securities and Exchange Commission).

     The information contained in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 12, 2001

                                                    OSTEOTECH, INC.
                                        ----------------------------------------
                                                     (Registrant)


                                        By:  /s/  Richard W. Bauer
                                             -----------------------------------
                                             RICHARD W. BAUER
                                             Chief Executive Officer